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                                                                  EXHIBIT 23.2


                      CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Selected Historical Consolidated Financial Data of Bookham" and "Experts" in Amendment No. 3 to the Registration Statement (Form F-4 No 333-109904) and related prospectus of Bookham Technology plc for the registration of 77,065,228 of its Ordinary Shares, to the inclusion therein of our report dated March 18, 2003, with respect to the combined financial statements of The Optical Amplifier and Optical Transmitter and Receiver Businesses of Nortel Networks Corporation included therein, and to the incorporation by reference therein of the reference to our firm under the caption "Selected Consolidated Financial Data" in Item 3 and of our report dated March 18, 2003 (except for
Note 31 -- Supplemental disclosures required by US GAAP, as to which the date is December 16, 2003), with respect to the consolidated financial statements of Bookham Technology plc included in Amendment No. 3 to its Annual Report (Form 20-F/A) for the year ended December 31, 2002, both filed with the Securities and Exchange Commission.

                                                 /s/ ERNST & YOUNG LLP
                                                 ERNST & YOUNG LLP

Reading, England
January 14, 2004